EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

Amendment No. 15 to the Agreement and Declaration of Trust of the Trust, dated February 18, 2011, is hereby incorporated by reference to Exhibit (a)(16) to Post-Effective Amendment No. 66 filed on March 2, 2011 (Accession No. 0001193125-11-053509).